AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 24, 2003

                                              Registration No. 333-___________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        NATIONAL TECHNICAL SYSTEMS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   California                                95-4134955
         ------------------------------                  ------------------
        (State or other jurisdiction of                   (I.R.S. Employer
         incorporation or organization)                  Identification No.)

                       24007 Ventura Boulevard, Suite 200
                           Calabasas, California  91302
                --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                NATIONAL TECHNICAL SYSTEMS, INC. 1994 STOCK OPTION PLAN
                -------------------------------------------------------
                            (Full title of the plan)

                                  Lloyd Blonder
              Senior Vice President and Chief Financial Officer
                        National Technical Systems, Inc.
                       24007 Ventura Boulevard, Suite 200
                           Calabasas, California 91302
              -------------------------------------------------
                     (Name and address of agent for service)

                                 (818) 591-0776
         -----------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                                    Copy to:
                            Charles S. Kaufman, Esq.
                   Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                          Los Angeles, California 90071
                                 (213) 620-1780

                                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Title of each class of                      Proposed maximum       Proposed maximum
   securities to be       Amount to be     offering price per      aggregate offering            Amount of
    registered (1)       registered (1)         share (2)                price              registration fee (3)
-----------------------------------------------------------------------------------------------------------------
Common Stock            500,000 shares          $4.485               $2,242,500                   $181.42
-----------------------------------------------------------------------------------------------------------------

(1) In addition, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issued pursuant to the employee benefit plan described herein as a result of the adjustment provisions thereof.

(2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 23, 2003, as reported on the Nasdaq Stock Market.

(3) Calculated pursuant to General Instruction E of Form S-8.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1994 Stock Option Plan of National Technical Systems, Inc., a California corporation (the "Company"), as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to
Part I of Form S-8. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      In accordance with General Instruction E of Form S-8, National Technical Systems, Inc. (the "Company") is filing this registration statement on form S-8 with the Securities and Exchange Commission (the "Commission") to register a total of 500,000 additional shares of the Company's Common Stock available under the National Technical Systems, Inc. 1994 Stock Option Plan (the "Plan"). The Company currently has an effective registration statement on Form S-8 relating to the Plan. The Company incorporates by reference that registration statement on Form S-8, filed with the Commission on May 31, 1996, File No. 333-04905, and Amendment No. 1 thereto filed with the Commission on November 23, 1998, which are made a part hereof.

Item 3. Incorporation Of Documents by Reference.

      The  following  documents   previously  filed  by  the  Company  with  the
Commission are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for its fiscal year ended January 31, 2003.

            (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A/A, File No. 000-16438, as filed on June 19, 2003, including any amendment or report filed for the purpose of updating such description.

            (c) The Company's Registration Statement on Form S-8 filed with the Commission on May 31, 1996, File No. 333-04905, and Amendment No. 1 thereto filed with the Commission on November 23, 1998.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information which is furnished in any document incorporated or deemed to be incorporated by reference herein and which is not deemed "filed" under the Securities Act or the Exchange Act is not incorporated by reference herein.

      Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

Exhibit
 Number                             Description of Exhibit
-------                             ----------------------

 3.1 Articles of Incorporation of the Company (incorporated by reference from the Company's Annual Report on Form 10-K, File No. 000-16438, for the year ended January, 31, 2003, as filed on April 28, 2003)

 3.3 Bylaws of the Company (incorporated by reference from the Company's Annual Report on Form 10-K, File No. 000-16438, for the year ended January, 31, 2003, as filed on April 28, 2003)

 5.1      Opinion of Sheppard, Mullin, Richter & Hampton LLP*

 23.1     Consent of Sheppard, Mullin, Richter & Hampton LLP (see Exhibit 5.1)*

 23.2     Consent of Independent Auditors, Ernst & Young LLP*

 24.1     Power of Attorney (see Page II-3)*

----------------------
*  Filed Herewith

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on June 24, 2003.

                                    NATIONAL TECHNICAL SYSTEMS, INC.


                                    By:  /s/ Jack Lin
                                         ____________________________________
                                          Jack Lin
                                          Principal  Executive Officer
                                          and Chairman of the Board


                                POWER OF ATTORNEY
                 FILING OF REGISTRATION STATEMENT ON FORM S-8

      KNOW ALL BY THESE PRESENTS, that each of the undersigned directors of NATIONAL TECHNICAL SYSTEMS, INC., a California corporation (the "Company"), hereby nominate and appoint Lloyd Blonder and Raffy Lorentzian, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) this Registration Statement Amendment No. 2 on Form S-8 under the Securities Act of 1933, as amended, (the "Act"), in connection with the registration under the Act of additional shares of the Company's common stock issuable under the 1994 Stock Option Plan to enable the Company to comply with the provisions of the Act and all requirements of the Securities and Exchange; and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

      Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

      Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

      This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                        Title                               Date
        ---------                        -----                               ----
/s/ Jack Lin
_______________________________   Principal Executive Officer and       June 24, 2003
Jack Lin                          Chairman of the Board

/s/ Aaron Cohen
_______________________________   Senior Vice President and             June 24, 2003
Aaron Cohen                       Vice Chairman of the Board

/s/ William McGinnis
_______________________________   President, Chief Operating            June 24, 2003
William McGinnis                  Officer and Director

/s/ Marvin Hoffman
_______________________________   Senior Vice President, Chief          June 24, 2003
Marvin Hoffman                    Information Officer and Vice
                                  Chairman of the Board

/s/ Lloyd Blonder
_______________________________   Senior Vice President and             June 24, 2003
Lloyd Blonder                     Treasurer (Principal Financial
                                  Officer)

/s/ Raffy Lorentzian
_______________________________   Vice President and Chief              June 24, 2003
Raffy Lorentzian                  Accounting Officer

/s/ Richard D. Short
_______________________________   Senior Vice President and             June 24, 2003
Richard D. Short                  Director

/s/ Sheldon M. Fechtor
_______________________________   Director                              June 24, 2003
Sheldon M. Fechtor

/s/ Norman S. Wolfe
_______________________________   Director                              June 24, 2003
Norman S. Wolfe

/s/ Robert I Lin
_______________________________   Director                              June 24, 2003
Robert I Lin

/s/ William L. Traw
_______________________________   Senior Vice President and             June 24, 2003
William L. Traw                   Director


/s/ Ralph F. Clements
_______________________________   Director                              June 24, 2003
Ralph F. Clements

/s/ Donald J. Tringali
_______________________________   Director                              June 24, 2003
Donald J. Tringali

/s/ George F. Kabouchy
_______________________________   Director                              June 24, 2003
George F. Kabouchy

                                 EXHIBIT INDEX

Exhibit
 Number                             Description of Exhibit
-------                             ----------------------

 3.1 Articles of Incorporation of the Company (incorporated by reference from the Company's Annual Report on Form 10-K, File No. 000-16438, for the year ended January, 31, 2003, as filed on April 28, 2003)

 3.3 Bylaws of the Company (incorporated by reference from the Company's Annual Report on Form 10-K, File No. 000-16438, for the year ended January, 31, 2003, as filed on April 28, 2003)

 5.1      Opinion of Sheppard, Mullin, Richter & Hampton LLP*

 23.1     Consent of Sheppard, Mullin, Richter & Hampton LLP (see Exhibit 5.1)*

 23.2     Consent of Independent Auditors, Ernst & Young LLP*

 24.1     Power of Attorney (see Page II-3)*

----------------------
*  Filed Herewith